UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 14, 2004

PANAMERICAN BANCORP

(Exact name of registrant as specified in its charter)

Delaware	0-22911	65-032364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400Coral Way, Miami, Florida 33451

(Address of Principal Executive Office) (Zip Code)

(305) 421-6800

(Registrant’s telephone number, including area code)

3475 Sheridan Street, Hollwood, Florida 33021

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

On June 14, 2004, PanAmerican Bancorp, a Delaware corporation (the “Registrant”), completed the initial closing of a private placement offering (the “Offering”) under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Offering, at the initial closing the Registrant sold to First Bancorp and McAlpine Park Lane, Inc. (collectively, the “Investors”) 125,000 and 55,000 units, respectively, at a purchase price of $4.75 per unit for aggregate gross proceeds of $855,000. Each “Unit” consists of: (i) one share of the Registrant’s common stock, $.01 par value (“Common Stock”), and (ii) two Class D Common Stock purchase warrants (public warrants) (the “Warrants”). The Units are offered at a price of $4.75 per Unit. The per Unit price of the offering was determined by the Registrant’s board of directors based upon an analysis of certain factors including, without limitation, the Registrant’s potential future earnings, assets and net worth. Each of the Investors at the initial closing of the Offering were accredited investors as that term is defined under Rule 501 of Regulation D of the Securities Act. The Investors executed subscription agreements and acknowledged that (i) the securities to be issued have not been registered under the Securities Act, (ii) the Investors understood the economic risk of an investment in the Units and (iii) the Investors had the opportunity to ask questions of and receive answers (that did not consist of material non-public information) from the Registrant’s management concerning any and all matters related to acquisition of the Units. Following the initial closing, the Registrant has 6,372,126 shares of Common Stock issued and outstanding and 960,000 Warrants.

Item 7.     Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.

Not applicable.

(b)

Pro Forma Financial Information

Not applicable.

(c)

Exhibits.

Exhibit No.	Description

4.3	Form of Warrant Certificate, Class D.*
4.7	Form of Unit Certificate.*
10.14	Form of Subscription Agreement for Units.

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* Incorporated by reference to the same exhibit number filed as part of the Registrant’s Form SB-2, as amended, Commission File No. 333-109363.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANAMERICAN BANCORP

Date: June 24, 2004	By:	/s/ MICHAEL E. GOLDEN
Michael E. Golden Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description

4.3	Form of Warrant Certificate, Class D.*
4.7	Form of Unit Certificate.*
10.14	Form of Subscription Agreement for Units.

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* Incorporated by reference to the same exhibit number filed as part of the Registrant’s Form SB-2, as amended, Commission File No. 333-109363.